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                                                                 EXHIBIT 10.5(b)


INCENTIVE COMPENSATION AGREEMENT dated as of March 14, 2000 (this "Agreement") between:

(a)    TELEX COMMUNICATIONS GROUP, INC., a Delaware corporation (the "Company");

(b)    NED C. JACKSON ("Jackson").

Certain capitalized terms used in this Agreement shall have the meanings given such terms on Schedule A hereto, unless otherwise defined herein.

                                   Witnesseth:

Whereas, the Company has requested that Jackson serve as President of the Company; and

Whereas, in order to inducement Jackson to serve as the President of the Company, the Company proposes to executed and deliver this Agreement.

Now, therefore, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Triggering Event Incentive Payment.

     (a) Upon the occurrence of a Triggering Event, Jackson shall be entitled to receive from the Company a payment in cash (the "Triggering Event Incentive Payment") in an amount determined by multiplying (i) an amount equal to the Greenwich Proceeds less $141 million and an allocable portion of the amount of the Triggering Event Incentive Payment, by (ii) the Applicable Percentage.

     (b) The "Applicable Percentage" shall be determined as set forth below based on the indicated Greenwich Proceeds:


           Greenwich Proceeds                                                         Applicable Percentage
           ------------------                                                         ---------------------

           Not greater than $200 million                                              1%

           Greater than $200 million                                                  2%

           The calculation of the Triggering Event Incentive Payment is illustrated on Schedule B hereto.

     (c) A "Triggering Event" shall be deemed to have occurred if the Company shall have effected any of the following transactions:

           (i) (A) a merger or consolidation of the Company resulting in the holders of the Common Stock of the Company as of immediately prior to such transaction ceasing to own as of immediately after the transaction more than 80% of the Common Stock of the Company or its successor; or (B) a sale of all or substantially all of the assets of the Company, including without limitation a sale by


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                  the Company of more than 80% of the Common Stock of Telex
                  Communications, Inc.;

           (ii)   a sale or transfer by Greenwich I, LLC and/or  Greenwich  II,

                  LLC (other than transfers by Greenwich II, LLC to any "Permitted Assignee" (as defined in the Stockholders and Registration Rights Agreement as amended and restated as of May 6, 1997), and other than transfers by Greenwich I, LLC to any Person who would be a Permitted Assignee of Greenwich I, LLC under the same definition if applied to Greenwich I, LLC), together with sales and transfers by any Permitted Assignees, in one or more transactions, of shares of the Common Stock which represents more than 50% of shares of the Common Stock owned by them as of the date hereof; or

           (iii) a recapitalization of the Company resulting in a distribution of cash or property to the holders of the Common Stock (a "Recapitalization") and Greenwich Proceeds in an amount greater than the sum of $141 million and an allocable portion of the amount of the Triggering Event Incentive Payment that would be payable upon the occurrence of such Triggering Event.

     (d) "Greenwich Proceeds" shall mean the aggregate purchase price, or exchange or conversion consideration, or distributions of cash or property, received by Greenwich I, LLC and Greenwich II, LLC (together "Greenwich"), in the Triggering Event, in respect of the Common Stock and the Series A Pay-in-Kind Preferred Stock, par value $0.01 per share (the "PIK Preferred Stock"), of the Company owned by Greenwich). In the event that a Triggering Event shall occur subsequent to the occurrence of a Recapitalization (where such previous Recapitalization did not itself constitute a Triggering Event), Greenwich Proceeds in the Triggering Event shall include also any distributions of cash or property to Greenwich in respect of the Common Stock or the PIK Preferred Stock made in connection with the prior Recapitalization. In the event of the occurrence of another Triggering Event subsequent to a Recapitalization which was a Triggering Event, the Triggering Event Incentive Payment and the Applicable Percentage shall be recalculated and adjusted, on a cumulative basis taking into account the prior Recapitalization Triggering Event and all such other distributions. In the event that the purchase price or exchange or conversion consideration paid, or the distributions received, in the transaction includes securities or assets, the value of such securities or assets for purposes of determining the Greenwich Proceeds shall be determined by the Board of Directors of the Company in its reasonable judgment. In such determination, all of the members of the Board of Directors may participate notwithstanding that any such director might be Affiliated or associated with, or have any financial or other interest or relationship with or in, Greenwich and the vote of such director shall be counted in such determination.

2.   Not an Employment Agreement; Etc.

     (a) Nothing contained in this Agreement shall constitute an agreement of employment between the Company and Jackson or shall establish any entitlement of Jackson to employment by the Company.



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     (b)   The  rights of  Jackson  under this  Agreement  shall  terminate, and his entitlement to the Triggering Event Incentive Payment shall be automatically forfeited: (i) as of the date of the voluntary resignation by Jackson as President, the death of Jackson or the removal of Jackson as President for Cause or because of Jackson's Disability; or (ii) upon the occurrence of any Insolvency Event with respect to Jackson. However, if a Triggering Event occurs within one year following the death of Jackson or the removal of Jackson because of Jackson's Disability, and if the Triggering Event Incentive Payment would have been payable to Jackson but for his death, then the estate of Jackson shall be entitled to receive the Triggering Event Incentive Payment.

3.   Miscellaneous.

     (a) This Agreement contains the entire agreement between the parties hereto with respect to the Triggering Event Incentive Payment and supersedes all prior arrangements or understandings with respect thereto.

     (b) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     (c) All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered personally or sent by facsimile transmission, internationally recognized over-night courier or registered or certified mail, postage prepaid, addressed as follows:



           If to the Company:                                         with a copy to:

           9600 Aldrich Avenue South                                  Dechert Price & Rhoads
           Bloomington, Minnesota 55420                               30 Rockefeller Plaza
           Attention: Kris Bruer                                      New York. New York 10112
                         General Counsel                              Attention: Ronald R. Jewell
           Fax:       612-887-5588                                    Fax:       (212) 698-3599

           If Jackson:

           1976 Pine Ridge Drive
           West St. Paul, Minnesota 55118
           Fax :         651-453-1507


           Any such notices or communications shall be deemed to have been received: (i) if delivered personally or sent by facsimile transmission (with transmission confirmed in a writing) or nationally recognized overnight courier; or (ii) if sent by registered or certified mail, on the date on which such mailing was received by the party to whom it was addressed. Any party may by notice as aforesaid change the address to which notices or other communications to it are to be delivered or mailed.

     (d) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (other than the choice of law principles thereof).



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     (e)   Any action, suit or other proceeding initiated by any party hereto against the others under or in connection with this Agreement may be brought in any Federal or state court in the State of New York, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof. The parties hereto hereby submit themselves to the jurisdiction of any such court for the purpose of any such action and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

     (f) The parties hereto acknowledge that the award of damages for any breach of the obligations undertaken by the parties hereto may be insufficient and inadequate and that the parties hereto shall be entitled to obtain specific performance of the obligations of the other parties under this Agreement or other injunctive relief, in addition to damages.

     (g) Except as provided in the last sentence of Section 2(b) hereof, the rights of Jackson under this Agreement are personal to Jackson, and may not be assignable by Jackson, and any purported assignment by Jackson shall be void.

     (h) Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights under this Agreement at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

     (i) In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

     (j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

                                    *      *      *

In witness whereof, the undersigned have executed this Agreement as of the date first above written.

TELEX COMMUNICATIONS GROUP, INC.                    JACKSON:

By:
   ----------------------------------------         ---------------------------
     Edgar S. Woolard, Jr.                              Ned C. Jackson
     Chairman of the Board of Directors




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                                 SCHEDULE A TO INCENTIVE COMPENSATION AGREEMENT

                               Certain Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

"Affiliate" shall mean as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, shall mean also any member of the immediate family (including parents, spouse, children and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise); and any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of a partnership or other ownership interest of any other Person will be deemed to control such corporation or other Person.

"Agreement" shall mean this Agreement, as it may be amended or supplemented at any time and from time to time after the date hereof.

"Applicable Percentage" shall have the meaning given such term in Section 1(b) hereof.

" Cause", when used with respect to the removal of Jackson as President of the Company, shall have the meaning given such term in the Employment Agreement dated as of August 26, 1998 between the Company and Jackson.

"Common Stock" shall mean the Common Stock, par value $0.0005 per share, of the Company, together with any shares of the capital stock of the Company issued in substitution therefor.

"Company" shall mean Telex Communications Group, Inc. and any successor Telex Communications Group, Inc. whether by merger, law or otherwise.

"Disability", when used with respect to the removal of Jackson as President of the Company, shall have the meaning given such term in the Employment Agreement dated as of August 26, 1998 between the Company and Jackson.

"Greenwich" and "Greenwich Proceeds" shall have the meaning given such term in
Section 1(e) hereof.

"Insolvency Event" shall mean and include any of the following affecting
Jackson: bankruptcy; reorganization; insolvency proceeding; receivership; appointment of a trust or conservatorship; foreclosure on or seizure of assets; enforcement of any lien, mortgage, collateral assignment or similar agreement or security interest on any assets; liquidation or dissolution; suspension or withdrawal of any banking or loan privileges or arrangements; or any similar proceeding or action affecting Jackson or any of the assets of Jackson.




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                                                                               2

"Jackson" shall have the meaning given such term at the beginning of this Agreement.

"Person" shall mean shall mean: any corporation, partnership, joint venture, trust, unincorporated association or organization, business, enterprise, or other entity; any individual; and any Government.

"PIK Preferred Stock" shall have the meaning given such terms in Section 1(d) hereof.

"Recapitalization" shall have the meaning given such terms in Section 1(c)(iii) hereof.

"Related Persons" when used with respect to any other Person shall mean and include: members of the family of such Person (including without limitation natural and adopted children, parents, grand-parents, siblings and children of siblings); the estate of such Person upon such Person's death; descendents of such Person; and trusts or similar entities created for the benefit of such Person or any Related Person.

"Triggering Event" shall have the meaning given such term in Section 1(c) hereof.

"Triggering Event Incentive Payment" shall have the meaning given such term in
Section 1(a) hereof.


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                                  SCHEDULE B TO INCENTIVE COMPENSATION AGREEMENT

            FORMULA FOR CALCULATION OF JACKSON INCENTIVE COMPENSATION

G   =   Greenwich Proceeds

P   =   The percentage of the outstanding Common Stock of Telex held by
        Greenwich as of immediately prior to the Triggering Event

J   =   Incentive Payment to Jackson


BASIC FORMULA ASSUMING G IS NOT GREATER THAN $200 MILLION:

       J = (G - 141,000,000 - (P x J)) x 0.01

                      or

       J = (0.01G - 1,410,000)  (1 + (0.01 x P))

For example, if the Greenwich Proceeds before calculation of the Triggering Event Incentive Payment is $200 million, and assuming that the percentage of the outstanding Common Stock of Telex held by Greenwich is 96.1227%, then the Triggering Event Incentive Payment would be $584,382.76.



BASIC FORMULA ASSUMING G IS GREATER THAN $200 MILLION:

       J = (G - 141,000,000 - (P x J)) x 0.02

                      or

       J = (0.02G - 1,410,000)  (1 + (0.02 x P))

For example, if the Greenwich Proceeds before calculation of the Triggering Event Incentive Payment is $250 million, and assuming that the percentage of the outstanding Common Stock of Telex held by Greenwich is 96.1227%, then the Triggering Event Incentive Payment would be $2,138,881.00.